--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                              --------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 19,1996
                          ----------------------------
                        (Date of earliest event reported)


                             INTERPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


            TEXAS                    0-13071                     75-1549797
----------------------------    -----------------              -------------
(State or other jurisdiction    (Commission file)              (IRS employer
     of incorporation or             number)                 identification no.)
        organization)

                               13800 SENLAC DRIVE
                               DALLAS, TEXAS 75234
          (Address of principal executive offices, including zip code)

                                 (214) 654-5000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)





                                                       Page 1 of 22 sequentially
                                                                 numbered pages.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Synaptel's financial statements filed as part of this report are listed on the Index to Historical and Pro Forma Financial Information on page 3 of this report, which index is incorporated in this Item 7(a) by reference.

     (b)  PRO FORMA FINANCIAL INFORMATION

          Pro forma financial statements filed as part of this report are listed on the Index to Historical and Pro Forma Financial Information on page 3 of this report, which index is incorporated in this Item 7(b) by reference.

     (c)  EXHIBITS.

          The exhibits filed as part of this report are listed on the Index to Exhibits on page 22 of this report, which index is incorporated in this Item 7(c) by reference.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 3, 1996                 INTERPHASE CORPORATION


                                   By:  /s/ Robert L. Drury
                                        ----------------------------------------
                                        Robert L. Drury, CHIEF FINANCIAL OFFICER

                             INTERPHASE CORPORATION
             INDEX TO HISTORICAL AND PRO FORMA FINANCIAL INFORMATION



                                                                        Page No.
HISTORICAL FINANCIAL INFORMATION

Consolidated Financial Statements of Synaptel as of
     December 31, 1995 and 1994 and for each of the three years ended
     December 31, 1995, including report of Independent
     Public Accountants. . . . . . . . . . . . . . . . . . . . . . . . . .     4

Unaudited Condensed Consolidated Financial Statements of Synaptel for the
     six month period ended June 30, 1996. . . . . . . . . . . . . . . . .    13

PRO FORMA FINANCIAL INFORMATION

Summary Information Related to the Unaudited Condensed Pro Forma
     Consolidated Financial Data . . . . . . . . . . . . . . . . . . . . .    17

Unaudited Condensed Pro Forma Consolidated Statement of Operations of
     Interphase Corporation for the six-month period ended
     June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

Notes to Unaudited Condensed Pro Forma Consolidated Statement of
     Operations of Interphase Corporation for the six-month period
     ended June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . .    19

Unaudited Condensed Pro Forma Consolidated Statement of Operations
     of Interphase Corporation for the year ended
     October 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . .    20

Notes to Unaudited Condensed Pro Forma Consolidated Statement of
     Income of Interphase Corporation for the year ended
     October 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . .    21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Interphase Corporation:

We have audited the accompanying consolidated balance sheets of Synaptel Corporation and subsidiaries (a French Societe Anonyme), as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Synaptel Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.






                                   ARTHUR ANDERSEN LLP




September 30, 1996
   Dallas, Texas

                              SYNAPTEL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands of US $, except number of shares)

ASSETS                                                      December 31,   December 31,
------                                                         1995           1994
                                                            -----------    -----------
Cash and cash equivalents                                    $     525      $     291
Trade accounts receivable, less allowances for
  uncollectible accounts of $162 and $127, respectively          4,806          5,228
Inventories, net                                                 1,185            741
Prepaid expenses and other current assets                        1,594          1,005
                                                             ---------      ---------
     Total current assets                                        8,110          7,265
                                                             ---------      ---------
Property and equipment, net                                        639            575
Capitalized software and licenses, net of accumulated
     amortization of $ 467 and $ 306                               214            324
Tax credit receivables                                           1,469          1,237
Other assets                                                        51             32
                                                             ---------      ---------
                                                                 2,373          2,168
                                                             ---------      ---------

     TOTAL ASSETS                                            $  10,483      $   9,433
                                                             ---------      ---------
                                                             ---------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current portion of long-term debt                            $     930      $     518
Trade accounts payable                                           3,082          2,098
Accrued compensation                                             2,054          1,904
Other current liabilities                                          365            176
                                                             ---------      ---------
     Total current liabilities                                   6,431          4,696
                                                             ---------      ---------
Long-term debt                                                     376          1,257
Other long term liabilities                                        814            382
                                                             ---------      ---------

     Total liabilities                                           7,621          6,335
                                                             ---------      ---------
Commitments

Common stock, $  18.30 par value; 37,800 shares
  authorized; 37,800 shares outstanding                            692            692
Additional paid-in capital                                       1,475          1,475
Cumulative foreign currency translation adjustment                 476            206
Retained earnings                                                  219            725
                                                             ---------      ---------
     Total shareholders' equity                                  2,862          3,098
                                                             ---------      ---------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $  10,483      $   9,433
                                                             ---------      ---------
                                                             ---------      ---------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                   STATEMENTS.

                              SYNAPTEL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands of US $, except number of shares)

                                                Year Ended December 31,
                                        ---------------------------------------
                                          1995           1994           1993
                                        ---------      ---------      ---------
Revenues                                $  10,747      $  10,909      $   8,146
Cost of sales                              (4,102)        (4,108)        (3,212)
                                        ---------      ---------      ---------
Gross profit                                6,645          6,801          4,934
                                        ---------      ---------      ---------
Research and development (net)              3,389          3,718          1,887
Sales and marketing                         2,415          2,062          2,186
General and administrative                  1,164          1,009            749
                                        ---------      ---------      ---------
   Total operating expenses                 6,968          6,789          4,822
                                        ---------      ---------      ---------
Operating income (loss)                      (323)            12            112

Interest expense                              144            117            144
Other expense (income)                          7            (12)             -
                                        ---------      ---------      ---------
Income (loss) before income taxes            (474)           (93)           (32)

Provision (benefit) for income taxes           32             15             (1)
                                        ---------      ---------      ---------
Net income (loss)                         $  (506)       $  (108)        $  (31)
                                        ---------      ---------      ---------
                                        ---------      ---------      ---------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                   STATEMENTS.

                              SYNAPTEL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (in thousands of US $, except number of shares)

                                                                            Year ended December 31,
                                                                    --------------------------------------
                                                                      1995           1994           1993
                                                                    --------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                 $  (506)       $  (108)       $   (31)
                                                                    --------------------------------------
  Adjustment to reconcile net income (loss) to net cash
    provided (used) by operating activities:
  Depreciation and amortization                                         554            137            167
  Change in assets and liabilities
    Trade accounts receivable, net                                      422         (1,438)        (1,461)
    Inventories, net                                                   (444)            81            378
    Prepaid expenses and other current assets                          (589)          (703)             2
    Tax credit receivables                                             (232)          (481)           (38)
    Trade accounts payable                                              984            682              2
    Other current liabilities                                           189            117             46
    Accrued compensation                                                150            327            404
    Other long term liabilities                                         432            225            168
                                                                    --------------------------------------
  Net adjustments                                                     1,466         (1,053)          (332)
                                                                    --------------------------------------
      Net cash provided (used) by operating activities                  960         (1,161)          (363)
                                                                    --------------------------------------
Cash flows from investing activities:
    Additions to property, equipment and leasehold improvements        (457)          (329)          (114)
    Additions to capitalized software                                   (51)            (7)          (135)
    Increase in other assets                                            (19)           (19)            14
                                                                    --------------------------------------
      Net cash used by investing activities                            (527)          (355)          (235)
                                                                    --------------------------------------
Cash flows from financing activities:
    Proceeds from current debt                                          412            518              -
    Payments of long term debt                                         (881)           489           (727)
    Cumulative translation adjustment                                   270            293            (87)
    Proceeds from issuance of common stock                                -              -          1,658
    Other                                                                 -             19             (1)
                                                                    --------------------------------------
      Net cash provided (used) by financing activities                 (199)         1,319            843
                                                                    --------------------------------------
Net increase (decrease) in cash and cash equivalents                    234           (197)           245

Cash and cash equivalents at beginning of year                          291            488            243
                                                                    --------------------------------------
Cash and cash equivalents at end of year                            $   525        $   291        $   488
                                                                    --------------------------------------
                                                                    --------------------------------------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                   STATEMENTS.

                              SYNAPTEL CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 (in thousands of US $, except number of shares)


                                                                        Additional                 Cumulative
                                                 Common Stock            Paid-in       Retained    Translation
                                            Shares         Amount        Capital       Earnings     Adjustment         Total
                                          ------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------
Balance at December 31, 1992                27,000         $  490        $     -       $    864     $        -       $  1,354
                                          ------------------------------------------------------------------------------------
  Issuance of common stock                  10,800            183          1,475              -              -          1,658
  Cumulative translation adjustment              -              -              -              -            (87)           (87)
  Net income (loss)                              -              -              -            (31)             -            (31)
                                          ------------------------------------------------------------------------------------
Balance at December 31, 1993                37,800            673          1,475            833            (87)         2,894
                                          ------------------------------------------------------------------------------------
  Cumulative translation adjustment              -              -              -              -            293            293
  Other                                          -             19              -              -              -             19
  Net income (loss)                              -              -              -           (108)             -           (108)
                                          ------------------------------------------------------------------------------------
Balance at December 31, 1994                37,800            692          1,475            725            206          3,098
                                          ------------------------------------------------------------------------------------

  Cumulative translation adjustment              -              -              -              -            270            270
  Net income (loss)                              -              -              -           (506)             -           (506)
                                                                                                                            -
                                          ------------------------------------------------------------------------------------
Balance at December 31, 1995                37,800         $  692        $ 1,475       $    219     $      476       $  2,862
                                          ------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SYNAPTEL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES

NATURE OF OPERATIONS :

Synaptel Corporation and subsidiaries ("Synaptel" or the "Company") designs, develops, and manufactures integrated services digital network (ISDN), X.25 products, and remote access related products. Synaptel operations are based in Paris, France.

Effective June 29, 1996, Synaptel and certain subsidiaries were acquired by Interphase Corporation ("Interphase"). Synaptel has maintained its accounting records and financial statements in French Francs in accordance with accounting principles accepted in France. Certain items have been restated to comply with U.S. Generally Accepted Accounting Practices and reporting required by the Securities and Exchange Commission.

PRINCIPLES OF CONSOLIDATION :

The accompanying consolidated financial statements include the financial statements of Synaptel and the wholly owned subsidiaries that were purchased by Interphase. The Synaptel subsidiary Cortical, which includes certain Synaptel engineering activity, is not included in the accompanying consolidated financial statements as this subsidiary was not acquired by Interphase.

All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES :

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS:

The Company considers marketable securities with original maturities of less than three months, as well as interest bearing money market accounts, to be cash equivalents.

CONCENTRATION OF CREDIT RISK:

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105 consist primarily of trade accounts receivable. The majority of the Company's sales have been to original equipment manufacturers of computer systems. The Company conducts credit evaluations of its customers' financial condition and limits the amount of trade credit extended when necessary. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES:

Inventories are valued at the lower of cost or market and include material, labor and manufacturing overhead. Cost is determined on an average cost basis. At December 31, 1995 and 1994, inventory consisted of the following (amounts in 000's):

                                      1995            1994
                                     -------         -------

Raw Materials                        $   435         $   254
Work-in-process                         -                 59
Finished Goods                         1,018             647
                                     -------         -------
                                       1,453             960

Reserve for excess and obsolete         (268)           (219)
                                     -------         -------
Total                                $ 1,185         $   741
                                     -------         -------
                                     -------         -------

PREPAID EXPENSES AND OTHER CURRENT ASSETS:

The components of prepaid expenses and other assets were as follows at December 31, 1995 and 1994
(amounts in 000's):

                                      1995            1994
                                     -------         -------

Research and development tax
  credit                             $   714         $  -
VAT and other current receivables        612             758
Prepaid expenses                         176             200
Other                                     92              47
                                     -------         -------
Total                                $ 1,594         $ 1,005
                                     -------         -------
                                     -------         -------

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives of depreciable assets using primarily the straight-line method. When property and equipment are sold or otherwise retired, the cost and accumulated depreciation applicable to such assets are eliminated from the accounts, and any resulting gain or loss is reflected in current operations.

Property and equipment and the depreciable lives as of December 31, 1995 and 1994 are as follows
(amounts in 000's):

                                      1995            1994
                                     -------         -------

Gross property and
  equipment         3-8 years        $ 1,950         $ 1,493
Less: accumulated
  depreciation                         1,311             918
                                     -------         -------

                                     $   639         $   575
                                     -------         -------
                                     -------         -------

CAPITALIZED SOFTWARE AND LICENSES:

Capitalized software and licenses represent various licenses purchased by the Company and utilized in connection with the Company's products as well as the general operations of the Company. Capitalized software and licenses are amortized using the straight line method over a three year period.

REVENUE RECOGNITION:

Revenue from product sales is recorded only when the earnings process has been completed, which is generally at the time of shipment. Revenue from contract development activity is recognized as the service is performed.

RESEARCH AND DEVELOPMENT COSTS AND GOVERNMENTAL SUBSIDY:

Research and development (R&D) costs are charged to expense as incurred and are net of a governmental subsidy of $834,000, $404,000, and $95,000, in 1995, 1994 and 1993, respectively.

FOREIGN EXCHANGE:

The Company uses the French Franc as its functional currency. Therefore, monetary assets and liabilities of the Company's foreign operations are translated into U.S. Dollars at the exchange rates in effect at the end of the year. Revenue and expense transactions are translated using the average exchange rates that prevailed during the year. The resulting gains and losses are included as a component of equity.

INCOME TAXES:

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" ("SFAS No.
109). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS No. 109, deferred tax liabilities and assets are determined based on estimated future tax effects on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect.

2.  LONG TERM DEBT

The Company has established borrowing arrangements with five banks. Two of these arrangements bear interest at 7.7% and 8%. The remaining are variable interest rates based on Pibor (Paris Interbank Offering Rate) ranging from
Pibor, plus 0.5% to Pibor, plus 1.4%.   Scheduled future maturities of debt at
December 31, 1995 are as follows (amounts in 000's):

     1996                   $   930
     1997                       200
     1998                       176
                            -------
                            $ 1,306
                            -------
                            -------

3.  OTHER LONG TERM LIABILITIES

Other long term liabilities were primarily composed of advances from the government for R&D activity which must be repaid. Scheduled payments at December 31, 1995 are as follows (amounts in 000's):

     1996               $  224
     1997                  163
     1998                   39
     1999                   14
                        ------
                        $  440
                        ------
                        ------

4.  INCOME TAXES

The Company's results of operations include an R&D subsidy representing the French government's support of R&D activities. Excluding this subsidy, the Company has historically incurred losses and accordingly has not provided for income taxes. At December 31, 1995, the Company had a net operating loss carryforward ("NOL") of approximately $748,000, of which $48,000 expires in 1998. The remaining NOL is not subject to expiration. The Company has not recognized a deferred tax asset for the NOL as management does not believe that it is likely to realize such asset. The provision for income taxes as reflected in the accompanying statement of operations reflects nominal income taxes paid by certain subsidiaries.

5.  EMPLOYEE BENEFIT PLANS

Substantially all post employment benefits are provided through government programs. The Company is required to make a one time payment upon retirement that is based on compensation and length of service. The Company's obligation for all employees post employment benefits is not material.

6.  OTHER FINANCIAL INFORMATION
MAJOR CUSTOMERS:

In 1995, the Company had one major customer which represented approximately 15.5% ($1,688,000) of revenues.

COMMITMENTS:

In 1995, Synaptel was a guarantor for $408,000 loan granted by the Societe Generale Bank to a Synaptel's subsidiary (Cortical) which was not acquired by Interphase. This guarantee has expired as of June 30, 1996.

As of December 31, 1995, operating lease commitments having noncancelable terms of more than one year were as follows (amounts in 000's):

YEAR ENDING DECEMBER 31,
------------------------
     1996               $   44
     1997                   25
     1998                    7
                        ------
     Total              $   76
                        ------
                        ------
Total rent expense for operating leases was approximately $38,000, $23,000, and $8,000, for the years ended December 31, 1995, 1994, and 1993, respectively.

                              SYNAPTEL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands of US $, except number of shares)

                                                              JUNE 30,
ASSETS                                                          1996
------                                                       -----------
                                                             (UNAUDITED)

Cash and cash equivalents                                      $   11
Trade accounts receivable, net                                  2,652
Inventories, net                                                1,595
Prepaid expenses and other current assets                         662
                                                               ------
     Total current assets                                       4,920
                                                               ------
Plant and equipment, net                                          374
Capitalized software and licenses, net                            119
Tax credit receivables                                          1,554
Other assets                                                      179
                                                               ------
                                                                2,226
                                                               ------
     Total assets                                              $7,146
                                                               ------
                                                               ------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current portion of long-term debt                              $1,174
Trade accounts payable                                          3,110
Accrued compensation                                            1,820
Other current liabilities                                         285
                                                               ------
     Total current liabilities                                  6,389
                                                               ------
Long-term debt                                                    676
Other liabilities                                                 622
                                                               ------
     Total liabilities                                          7,687
                                                               ------
Commitments

Common stock, $  18.30 par value; 37,800 shares authorized;
      37,800 shares outstanding                                   692
Additional paid-in capital                                      1,475
Cumulative foreign currency translation adjustment                170
Retained earnings (deficit)                                    (2,878)
                                                               ------
     Total shareholders' equity                                  (541)
                                                               ------
     Total liabilities and shareholders' equity                $ 7,146
                                                               ------
                                                               ------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                               SYNAPTEL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands of US $, except number of shares)



                                                              JUNE 30,
                                                                1996
                                                              --------
                                                             (UNAUDITED)

Revenues                                                      $ 3,093
Cost of sales                                                  (1,708)
                                                              -------
Gross profit                                                    1,385
                                                              -------
Research and development (net)                                  2,449
Sales and marketing                                             1,387
General and administrative                                      1,216
                                                              -------
     Total operating expenses                                   5,052
                                                              -------
Operating income (loss)                                        (3,667)
Interest expense                                                   39
Other expense (income)                                           (609)
                                                              --------
Income (loss) before income taxes                              (3,097)
Provision (benefit) for income taxes                                -
                                                              --------
Net income (loss)                                           $  (3,097)
                                                              --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                               SYNAPTEL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands of US $)

                                                         PERIOD ENDED
                                                         JUNE 30, 1996
                                                         -------------
                                                          (UNAUDITED)

Net cash provided by operating activites                   $  (624)

Cash Flows from investing activities:
Decrease in other assets                                      (128)
                                                           --------
Net cash used by investing activities                         (128)

Cash flows from financing activities:
Proceeds from notes payable                                    544
Cumulative translation adjustment                             (306)
                                                           --------
Net cash provided by financing activities                      238
Net change in cash                                            (514)
Cash and cash equivalents at beginning of period               525
                                                           --------
Cash and cash equivalents at end of period                 $    11
                                                           --------
                                                           --------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

                              SYNAPTEL CORPORATION

             NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

The accompanying consolidated interim financial statements include the accounts of Synaptel Corporation and its wholly owned subsidiaries ("Synaptel" or the "Company"). Significant intercompany accounts and transactions have been eliminated.

While the accompanying interim financial statements are unaudited, they have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the Company, all material adjustments and disclosures necessary to fairly present the results of such periods have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995. Comparative June 30, 1995 information is not available.

2.   ACQUISITION

Effective June 29, 1996, Synaptel and certain subsidiaries were acquired by Interphase Corporation ("Interphase"). Synaptel has maintained its accounting records and financial statements in French Francs in accordance with accounting principles accepted in France. Certain items have been restated to comply with U.S. Generally Accepted Accounting Practices and reporting required by the Securities and Exchange Commission.

3.   INVENTORY

Inventories are valued at the lower of cost or market and include material, labor and manufacturing overhead. Cost is determined on an average cost basis. At June 30, 1996, inventory consisted of the following:

                                                      JUNE 30, 1996
                                                      -------------
Raw Materials                                              $  913
Work-in-process                                                 -
Finished Goods                                                955
                                                           ------
                                                            1,868
Reserve for excess and obsolete                              (273)
                                                           ------
Total                                                      $1,595
                                                           ------
                                                           ------

              UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL DATA

Effective June 29, 1996 Interphase Corporation (the "Company") acquired all the capital stock of Synaptel, S.A., ("Synaptel"), a French company, for approximately $19 million. The purchase consideration consisted of $8 million in cash, 594,595 shares of the Company's common stock, valued at approximately $9.2 million and $1.8 million of accrued acquisition costs.

The following unaudited condensed pro forma consolidated financial information consists of the Company's Unaudited Condensed Pro Forma Consolidated Statements of Operations for the year ended October 31, 1995, and the six-month period ended June 30, 1996, (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the purchase of Synaptel. The Unaudited Condensed Pro Forma Consolidated Statements of Operations for the year ended October 31, 1995 and the six-month period ended June 30, 1996 give effect to the purchase of Synaptel as if such transaction had occurred as of November 1, 1994. The Company's Unaudited Condensed Pro Forma Consolidated Balance Sheet as of June 30, 1996 has not been presented as the purchase of Synaptel was reflected in the Company's historical consolidated balance sheet as of June 30, 1996.

Effective January 31, 1996 the Company changed its fiscal year end from October 31 to December 31. The following pro forma statements present the Company's most recent fiscal year end and interim period results of operations.

The Pro Forma Statements do not purport to represent what the results of operations of the Company would actually have been if the aforementioned transaction in fact had occurred on November 1, 1994, or to project the results of operations or financial position for any future periods or at any future date.

                      INTERPHASE CORPORATION
 UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
          (All amounts in 000's except per share data)
          For the Six-Month Period Ended June 30, 1996


                            Interphase                Pro Forma      Pro Forma
                           Corporation    Synaptel   Adjustments    Consolidated
                           -----------    --------   -----------    ------------
Net sales                   $ 23,195       $ 3,093      $     --        $26,288
Cost of goods sold            11,416         1,708            --         13,124
                            --------       -------      ---------       -------
Gross profit                  11,779         1,385            --         13,164
Research and development       4,554         2,449            --          7,003
Sales and marketing            4,320         1,387            --          5,707
General and administrative     1,985         1,061           170 (a)      3,538
                                                             322 (b)
Acquired in process R&D       11,646            --       (11,646)(f)         --
                            --------       -------      ---------       -------
Total operating expenses      22,505         4,897       (11,154)        16,248
                            --------       -------      ---------       -------
Operating income (loss)      (10,726)       (3,512)       11,154         (3,084)
Interest expense (income),
 net                            (217)           39          (361)(c)       (539)

Other expense (income), net       10          (609)           --           (599)
                            --------       -------      ---------       -------
Income (loss) before
 extraordinary item
 and provision for
 income taxes                (10,519)       (2,942)       11,515         (1,946)

Provision (benefit) for
 income taxes                    402            --          (162)(d)        240
                            --------       -------      ---------       -------
Net income (loss) before
 extraordinary item         $(10,921)      $(2,942)     $ 11,677        $(2,186)
                            --------       -------      ---------       -------
                            --------       -------      ---------       -------

Net income (loss) per
 common and common
 equivalent share              (2.32)                                     (0.41)
                            --------                                    -------
                            --------                                    -------

Weighted average number
 of common and common
 equivalent shares
 outstanding                   4,705                         595(e)       5,300
                            --------                    --------        -------
                            --------                    --------        -------

                  SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS.

                   NOTES TO UNAUDITED CONDENSED PRO FORMA
                    CONSOLIDATED STATEMENT OF OPERATIONS
               For the Six-Month Period Ended June 30, 1996

The unaudited condensed pro forma consolidated statement of operations for the six-month period ended June 30, 1996, combines the following information:

     1. The historical unaudited condensed consolidated statement of operations of the Company for the six-month period ended June 30, 1996.

     2. The historical unaudited condensed consolidated statement of operations of Synaptel for the six-month period ended June 30, 1996.

     3. Pro forma adjustments

PRO FORMA ADJUSTMENTS:

     (a) To record amortization expense of goodwill, resulting from the acquisition, using the straight line method over 10 years.

     (b) To record amortization expense of other intangibles, primarily developed technology, resulting from the acquisition using the straight line method over 7 years.

     (c) Interest on debt of $8.5 million bearing interest at LIBOR +2 percent (estimated at 8.5% per annum). This debt was incurred by the Company in July 1996 to fund the acquisition of Synaptel and provide working capital to Synaptel.

     (d) To adjust taxes for the effect of the interest expense pro forma adjustment using an effective tax rate of approximately 36%. The pro forma tax adjustment does not reflect the impact of amortization related pro forma adjustments as such amortization is not deductible for federal income tax purposes.

     (e) To record the weighted average impact of shares issued as consideration (594,595) in the acquisition.

     (f) To eliminate the write-off of acquired in process research and development resulting from the acquisition which is reflected in Interphase's June 30, 1996 historical financial statements and is a non recurring charge.

                      INTERPHASE CORPORATION
 UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
          (All amounts in 000's except per share data)
          For the Six-Month Period Ended June 30, 1996


                            Interphase                Pro Forma      Pro Forma
                           Corporation    Synaptel   Adjustments    Consolidated
                           -----------    --------   -----------    ------------
Revenues                     $47,368       $10,747       $    --        $58,115
Cost of Sales                 23,821         4,102            --         27,923
                             -------       -------       -------        -------
Gross profit                  23,547         6,645            --         30,192
Research and development       7,327         3,389            --         10,716
Sales and marketing            8,583         2,415            --         10,998
General and administrative     4,004         1,164           340 (a)     6,151
                                                             643 (b)
Acquired in process R&D           --            --            -- (c)         --
                            --------       -------      --------        -------
Total operating expenses      19,914         6,968           983         27,865
                            --------       -------      --------        -------
Operating income (loss)        3,633          (323)         (983)        (2,327)
Interest expense (income),
 net                            (586)          144          (723)(d)     (1,165)

Other expense (income), net       (3)            7            --             (4)
                            --------       -------      ---------       -------
Income (loss) before
 extraordinary item
 and provision for
 income taxes                  4,222          (474)         (260)        (3,488)

Provision (benefit) for
 income taxes                  1,463            32          (324)(e)      1,171
                            --------       -------      ---------       -------
Net income (loss) before
 extraordinary item         $ (2,759)      $  (506)     $     64        $ 2,317
                            --------       -------      ---------       -------
                            --------       -------      ---------       -------

Net income (loss) per
 common and common
 equivalent share              (0.55)                                     (0.41)
                            --------                                    -------
                            --------                                    -------

Weighted average number
 of common and common
 equivalent shares
 outstanding                   5,051                         595(f)       5,646
                            --------                    --------        -------
                            --------                    --------        -------

                  SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS.

                   NOTES TO UNAUDITED CONDENSED PRO FORMA
                    CONSOLIDATED STATEMENT OF OPERATIONS
               For the Six-Month Period Ended June 30, 1996

The unaudited condensed pro forma consolidated statement of income for the year ended October 31, 1995 combines the following information:

     1. The historical condensed consolidated statement of operations of the Company for the year ended October 31, 1995.

     2. The historical condensed consolidated statement of operations of Synaptel for the year ended December 31, 1995.

     3. Pro forma adjustments

PRO FORMA ADJUSTMENTS:

     (a) To record amortization expense of goodwill, resulting from the acquisition, using the straight line method over 10 years.

     (b) To record amortization expense of other intangibles, primarily developed technology, resulting from the acquisition using the straight line method over 7 years.

     (c) The write-off of acquired in process research and development of approximately $11.6 million has not been reflected in the pro forma financial statements as this charge is non recurring.

     (d) Interest on debt of $8.5 million bearing interest at LIBOR + 2 percent (estimated at 8.5% per annum). This debt was incurred by the Company in July 1996 to fund the acquisition of Synaptel and to provide working capital to Synaptel.

     (e) To adjust taxes for the effect of the interest expense pro forma adjustment using an effective tax rate of approximately 36%. The pro forma tax adjustment does not reflect the impact of amortization and acquired in process research and development write-off adjustments as these adjustments are not deductible for federal income tax purposes.

     (f) To record the weighted average impact of shares issued as consideration (594,595) in the acquisition.

                   INTERPHASE CORPORATION
                     INDEX TO EXHIBITS

     Exhibit
     Number
     ------
     10        Loan agreement dated as of June 26, 1996 between Interphase
               Corporation and Bank One Texas, N.A.
